Exhibit 10.77

Full House Resorts, Inc.

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

LETTER AGREEMENT

May 19, 2006

H. Joe Frazier

99 SE Mizner Blvd. PH 919

Boca Raton, FL 33432

Dear Mr. Frazier:

This letter (this “Letter Agreement”) sets forth the agreement between Full House Resorts, Inc. (the “Company”) and Joe Frazier (the “Holder”) with respect to the payment of accrued and previously unpaid dividends on and conversion of the 350,000 shares of Series 1992-1 Preferred Stock of the Company (the “Preferred Stock”) owned by Holder, subject to the terms and conditions set forth herein.

1. Payment of Dividends and Conversion of Preferred Stock. Upon the closing of the proposed underwritten public offering (the “Offering”) by the Company of shares of its common stock, par value $0.0001 per share (the “Common Stock”), the Company shall use a portion of the proceeds from the Offering to pay accrued and unpaid dividends on the Preferred Stock (which as of June 30, 2006 total $1,470,000 and thereafter increase at the rate of $291.67 per day) and Holder shall deliver to the company the certificates evidencing the Holder’s shares of Preferred Stock for cancellation and conversion of each share of Preferred Stock into one issued and outstanding share of Common Stock. The delivery of the certificates for the Preferred Stock shall be accompanied by a stock power, duly executed in blank. The company shall deliver stock certificates evidencing the Common Stock issued in conversion to the Holder in exchange for the certificates evidencing the Preferred Stock.

2. Lock-up. The Holder agrees that from the date hereof until the date that is 90 days following the closing of the Offering, the Holder will not sell, offer, pledge, contract to sell, grant any option for the sale of, transfer or otherwise dispose of any of the Common Stock beneficially owned by, or issuable to, the Holder (the “lock-up period”) except that the lock-up period shall be 90 days as to the 350,000 shares of stock converted pursuant hereto.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that (a) the Company has all requisite corporate power to execute, deliver and perform this Letter Agreement and (b) upon the issuance in exchange for the shares of Preferred Stock, the Common Stock issued pursuant hereto shall be duly authorized, fully paid and nonassessable.

4. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that (a) the Holder has all requisite power to execute, deliver and perform this letter agreement, and (b) as of the date hereof and immediately prior to conversion as provided herein, the Holder has valid title to the Preferred Stock, free and clear of all liens, encumbrances, proxies, voting agreements and other restrictions.

5. Termination. In the event that the Holder has not received the amount set forth in Section 2 hereof by 5:00 p.m., Las Vegas, Nevada time, on October 31, 2006, this letter shall be null and void.

6. Notices. Each notice required to be given pursuant to this Letter Agreement shall be properly given if sent by one party to the other by certified or registered mail, postage prepaid, or registered return receipt courier mail addressed to the other at the address provided above.

7. Non-Waiver. The failure of either party to exercise any of its rights under this Letter Agreement at any time shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

8. Confidential Information. The Holder hereby acknowledges that prior to the filing of a registration statement by the Company, the proposed Offering is material non-public information and the Holder agrees that it will not utilize, divulge or disclose this information and the Holder will not trade while in possession of material non-public information.

9. Severability. Whenever possible, each provision of this Letter Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any court of competent jurisdiction determines that any part of this Letter Agreement is invalid or unenforceable, that determination shall not impair or nullify the remainder of the Letter Agreement.

10. Miscellaneous. This Letter Agreement (a) may only be amended by a writing signed by the Company and the Holder, (b) inures to the benefit of and is binding upon the Company and the Holder and each of their successors and assigns, except that neither party may assign any of its respective rights or obligations under this Letter Agreement without first obtaining the written consent of the other party, (c) constitutes the entire agreement between the Company and the Holder with respect to the subject matter of this Letter Agreement, superseding all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter, and (d) may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same document.

11. Governing Law. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws rules thereof. Exclusive jurisdiction for any claim hereunder shall be in the state or federal courts of Delaware and both parties agree that venue in such courts is not inconvenient.

If the foregoing is acceptable, please so signify by executing a copy of this Letter Agreement provided for that purpose and returning it to the undersigned, in which case it will become a binding agreement.

Very truly yours,

FULL HOUSE RESORTS, INC.

By:	/s/ Barth F. Aaron
Name:	Barth F. Aaron
Title:	Secretary

Accepted and Agreed as of the __ day of September, 2006

/s/ Joe Frazier
Joe Frazier

Full House Resorts, Inc.

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

AMENDMENT TO LETTER AGREEMENT

July 1, 2006

H. Joe Frazier

99 SE Mizner Blvd. PH 919

Boca Raton, FL 33432

Dear Joe:

This letter will serve as an amendment to the letter agreement dated May 19, 2006 between you and Full House Resorts, Inc. concerning your 350,000 shares of Series 1992 Preferred Stock.

When signed or accepted by you, paragraph 5 titled Termination of the May 19, 2006 agreement shall be amended to replace July 31, 2006 with September 30, 2006 with the effect that the agreement to convert your preferred shares into common upon the Company’s payment of accrued and unpaid dividends on the preferred shall terminate and expire as of 5:00 PM Las Vegas time on September 30, 2006.

If this is your understanding, please countersign this letter and return to me at the office address above, or fax to 702-221-8101 or by noting your acceptance in a reply email to me.

We appreciate your understanding and consideration in this matter.

Very truly yours,

FULL HOUSE RESORTS, INC.

By:	/s/ Barth F. Aaron
Name:	Barth F. Aaron
Title:	Secretary

Accepted and Agreed as of the __ day of July, 2006

/s/ Joe Frazier
Joe Frazier

Full House Resorts, Inc.

4670 S. Fort Apache Road, Suite 190

Las Vegas, Nevada 89147

SECOND AMENDMENT TO LETTER AGREEMENT

September 15, 2006

H. Joe Frazier

99 SE Mizner Blvd. PH 919

Boca Raton, FL 33432

Dear Joe:

This letter will serve as a second amendment to the letter agreement dated May 19, 2006 first amended by letter of July, 2006, between you and Full House Resorts, Inc. concerning your 350,000 shares of Series 1992 Preferred Stock.

When signed or accepted by you, paragraph 5 titled Termination of the May 19, 2006 agreement shall be amended to replace July 31, 2006 with October 31, 2006 with the effect that the agreement to convert your preferred shares into common upon the Company’s payment of accrued and unpaid dividends on the preferred shall terminate and expire as of 5:00 PM Las Vegas time on October 31, 2006.

If this is your understanding, please countersign this letter and return to me at the office address above, or fax to 702-221-8101 or by noting your acceptance in a reply email to me.

We appreciate your understanding and consideration in this matter.

Very truly yours,

FULL HOUSE RESORTS, INC.

By:	/s/ Barth F. Aaron
Name:	Barth F. Aaron
Title:	Secretary

Accepted and Agreed as of the __ day of September, 2006

/s/ Joe Frazier
Joe Frazier